Exhibit 107.1
Calculation of Filing Fee Tables
Form S-8
(Form Type)
Blackbaud, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $0.001 per share (“Common Stock”)	Other (2)	1,450,000 shares	$63.075 (2)	$91,458,750.00 (2)	0.00015310	$14,002.34
Total Offering Amounts					$91,458,750.00		$14,002.34
Total Fee Offsets							$0.00
Net Fee Due							$14,002.34

(1)The 1,450,000 shares of Common Stock of Blackbaud, Inc. (the “Company”) are to be offered and sold under the Blackbaud, Inc. 2016 Equity and Incentive Compensation Plan Amended and Restated as of June 11, 2025 (the “Plan”). These shares are in addition to the shares previously registered on the Company’s Registration Statements on Form S-8 with respect to the Plan filed with the Securities and Exchange Commission on June 16, 2016 (Registration Statement No. 333-212057 registering 7,500,000 shares), on June 14, 2019 (Registration Statement No. 333-232111 registering 7,500,000 shares), on June 11, 2021 (Registration Statement No. 333-257030 registering 1,500,000 shares), on June 10, 2022 (Registration Statement No. 333-265527 registering 1,400,000 shares), on June 15, 2023 (Registration Statement No. 333-272678 registering 2,100,000 shares) and on June 14, 2024 (Registration Statement No. 333-280223 registering 2,060,000 shares) (collectively, the “Prior Registration Statements”). This Registration Statement relates to securities of the same class as that to which the Prior Registration Statements relate.

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover an indeterminate amount of additional shares of Common Stock that may become issuable under the above-named plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock.

(2)Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) promulgated under the Securities Act on the basis of $63.075 per share, the average of the high and low prices of the Common Stock on June 10, 2025, as reported on The Nasdaq Global Select Market.